EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated January 28, 2010, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Chattem, Inc. on Form 10-K for the year ended November 30, 2009.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Chattem, Inc. on Form S-3 (File No. 333-69397, effective December 22, 1998), Form S-3ASR (File No. 333-150724, effective May 7, 2008; File No. 333-143986, effective June 22, 2007; and File No. 333-141300, effective March 14, 2007), Form S-4 (File No. 333-113808, effective March 22, 2004) and Form S-8 (File No. 333-158626, effective April 17, 2009; File No. 333-125149, effective May 23, 2005; File No. 33-35386, effective June 13, 1990; File No. 33-78524, effective May 4, 1994; File No. 33-78522, effective May 4, 1994; File No. 333-104888, effective May 1, 2003; File No. 333-39558, effective June 19, 2000; File No. 333-79809, effective June 2, 1999; File No. 33-55640, effective December 10, 1992; and File No. 333-61267, effective August 12, 1998).

/s/ GRANT THORNTON LLP

Charlotte, North Carolina
January 28, 2010